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                                                                   EXHIBIT 99.2


                           CERTIFICATION PURSUANT TO
                            18 U.S.C. SECTION 1350
     AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly Report on Form 10-Q (the "Form 10-Q") of Time Warner Entertainment Company, L.P., a Delaware limited partnership (the "Company"), and its General Partners for the quarter ended September 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers of each General Partner of the Company certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that, to his respective knowledge:

         1. the Report fully complies, in all material respects, with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of each General Partner of the Company.


Dated: November 14, 2002            /s/ Richard D. Parsons
                                    -------------------------------------------
                                    Richard D. Parsons
                                    Chief Executive Officer
                                    Warner Communications Inc.
                                    American Television and Communications
                                      Corporation

Dated: November 14, 2002            /s/ Wayne H. Pace
                                    -------------------------------------------
                                    Wayne H. Pace
                                    Chief Financial Officer
                                    Warner Communications Inc.
                                    American Television and Communications
                                      Corporation